23:

EXHIBIT 10.8

LEASE

THIS INDENTURE made in duplicate the 11th day of April 1995.
IN THE YEAR ONE THOUSAND HUNDRED AND NINETY-FIVE
IN PURSUANCE OF THE SHORT FORM OF LEASES ACT.

BETWEEN:

SCARBOROUGH FINANCIAL SERVICES LIMITED
Hereinafter referred to as the "LESSOR"
OF THE FIRST PART
-and-
AUTOMOTIVE SUNROOF COMPANY
Hereinafter referred to as the "LESSEE"
OF THE SECOND PART
-and-
AYAZ SOMANI
Hereinafter referred to as the "GUARANTOR"
OF THE SECOND PART

        WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed, the Lessor has demised and leased and by these presents doth demise and lease unto the Lessee ALL THAT CERTAIN MESSUAGE OR TENEMENT situate, lying and being in the City of Scarborough, in the municipality of Metropolitan Toronto, and being that part of an industrial building known as 595 Middlefield Road (the "building") Unit #11 which contains 6255 square feet more or less subject to measurements by the Lessor's Architect or contractor, (herein referred to as the "DEMISED PREMISES"). Premised to be used for offices, storage, distribution and installation for automotive trim shop, together with parking at large on the parking area for patrons and vehicles to and from the demised premises and the parking area.

2.    TO HAVE AND TO HOLD the said demised premises unless such term shall be sooner terminated as hereinafter provided for an during the term to be computed from and inclusive of the 15th day of April, 1995, and from thenceforth next ensuing and fully to be completed and ended on the 14th day of June, 2000.

3.    YIELDING AND PAYING and commencing on the 15th day of April, 1995, to and including the 14th day of June, 1996, therefore during the said term unto the said Lessor at the rate of SEVENTEEN THOUSAND, FIVE HUNDRED AND FOURTEEN DOLLARS ($17,514.00) annually in lawful money of Canada to be paid in advance without deduction ONE THOUSAND, FOUR HUNDRED AND FIFTY-NINE DOLLARS AND FIFTY CENTS ($1,459.50) each on the 1st day of each and every month during the said term.

        YIELDING AND PAYING and commencing on the 15th day of June, 1996, to and including the 14th day of June, 1997, therefore during the said term unto the said Lessor at the rate of NINETEEN THOUSAND, SEVENTY-SEVEN DOLLARS AND SEVENTY-FIVE CENTS ($19,077.75) annually in lawful money of Canada to be paid in advance without deduction ONE THOUSAND, FIVE HUNDRED AND EIGHTY-NINE DOLLARS AND EIGHTY-ONE CENTS ($1,589,81) each on the 1st day of each and every month during the said term.

        YIELDING AND PAYING and commencing on the 15th day of June, 1997, to and including the 14th day of June, 1998, therefore during the said term unto the said Lessor at the rate of TWENTY-TWO THOUSAND, TWO HUNDRED AND FIVE DOLLARS AND TWENTY-FIVE CENTS ($22,205.25) annually in lawful money of Canada to be paid in advance without deduction ONE THOUSAND, EIGHT HUNDRED AND FIFTY DOLLARS AND FORTY-FOUR CENTS ($1,850.44) each on the 1st day of each and every month during the said term.

        YIELDING AND PAYING and commencing on the 15th day of June, 1998, to and including the 14th day of June 2000, therefore during the said term unto the said Lessor at the rate of TWENTY-THREE THOUSAND, SEVEN HUNDRED AND SIXTY-NINE DOLLARS ($23,769.00) annually in lawful money of Canada to be paid in advance without deduction ONE THOUSAND, NINE HUNDRED AND EIGHTY DOLLARS AND SEVENTY-FIVE CENTS ($1,980.75) each on the 1st day of each and every month during the said term.

        NOTWITHSTANDING the above, it is hereby understood and agreed that the Lessee shall have vacant possession of the said premises, net rent free, from April 15, 1995, to June 14, 1995, for the purpose of setting up business provided all Lease documents have been fully executed and returned to the Lessor. And further provided that the Lessee shall be responsible for all payments with regard to Realty Taxes, Outside Maintenance, Building Insurance, Management Fees and Utilities with their applicable Goods and Services taxes for the demised premises from the date of possession. All terms and conditions, save and except payment of net rental, of the Lease shall be in fill force and effect throughout the net rent free period.

TOGETHER WITH the additional rent hereinafter reserved, such payments to be made payable to the Lessor at the office of the Lessor at P.O. BOX #1240, STOUFFVILLE, ONTARIO, L4A 8A2 or such other place as the Lessor may hereafter from time to time direct in writing. The Lessee has already paid to the Lessor the sum of SIX THOUSAND, FIVE HUNDRED AND TWENTY-FIVE DOLLARS AND FIFTY-THREE CENTS ($6,525,53) which represents the first and last month's rental due under this Indenture.

3a.    PROVIDED the Lessee is not then in default hereunder, the Lessor shall at the expiration of the initial five (5) year term herein, if written request has been given to the Lessor by the Lessee at least 6 months prior to such expiration, grant to the Lessee a renewal and an extension of the Lease for a further five (5) years upon the same terms and conditions as contained herein and save and except as the amount of rent to be charged.

3b.    The annual rental payable during the renewal term will be such rental which is agreed upon between the parties herein at least prior to the expiration of the immediately preceding term.

3c.    In the event that the Lessor and the Lessee cannot agree as to the amount of rental to be charged for renewal, determination of the amount of rental to be charged shall be submitted to arbitration whereby either the Lessor or the Lessee notifies the other of its intention to resort to arbitration at least Thirty Days before the expiration of the term, or renewal term, as the case may be. Each party shall appoint one arbitrator within seven (7) days notice by either party to the other requesting such appointment. The two arbitrators so appointed shall, within (7) days of the appointment of the last arbitrator so appointed, choose a third arbitrator who shall be the chairman and the award in writing as to the amount of rent to be charged shall be made by all three of them or a majority of them within thirty (30) days after the third arbitrator has been chosen, or as soon thereafter as may be practicable. The arbitration shall be conducted pursuant to the provisions of The Arbitrations Act, R.S.O., and shall be final.

3d.    The Lessor and the Lessee hereby covenant and agree to abide by the decision rendered by the arbitrators or by the majority of them.

3e.    If either party neglects or refuses to name its arbitrator within seven (7) days of being requested to do so by the other party, or to proceed with the arbitration, the arbitrator named by the other party shall proceed and settle the dispute and its decision shall be final.

3f.    If an arbitrator appointed as aforesaid dies or resigns or fails to act and such failure continues for a period of seven (7) days after notice thereof has been given to either party by the other or by another arbitrator, a new arbitrator shall be appointed within nine (9) days after the expiration of the above-mentioned delay by the party whom said arbitrator so represented or by the two arbitrators if such arbitrator was represented or by the two arbitrators if such arbitrator was appointed as a third arbitrator, failing which the appointment shall be made by a Judge of the County Court of the Judicial District of York upon application by either party.

3g.    The cost of any arbitration shall be born equally by the Lessor and the Lessee except as the arbitrators may otherwise determine.

4.    THE LESSEE COVENANTS AND AGREES WITH THE LESSOR as follows:

(a)    To pay rent.

(b)    In each and every year during the term hereof, to pay each installment of all G.S.T., municipal taxes, property taxes, rates, including local improvement rates, duties and assessments (hereinafter referred to as "THE PROPERTY TAXES") now or at any time during the term hereof rated, charged, levied or assessed against the demised premises, or any part thereof; or against the demised portion of the building and other improvements at time during the term hereof standing thereon or against any machinery, equipment or other facilities now or at any time during the term hereof brought in or onto the demised premises and/or the said demised portion of the building and improvements by the Lessee, and to pay any similar tax not now contemplated by levied at any time during the term hereof by any competent governmental or municipal body in lieu of, or partially in lieu of, or in addition to such property taxes. It is understood and agreed that the Lessee will pay to the Lessor as additional rent one-twelfth (1/12) of the annual taxes aforesaid as reasonably estimated by the Lessor during each month of the term and the Lessor during each month of the term and the Lessor shall apply such to the current tax bill when the same is rendered and an accounting given and any excess held by the Lessor shall be applied to the ensuing year's taxes, and any deficiency shall be forthwith paid by the Lessee to the Lessor.

(c)    To pay to the Lessor as additional rent its proportionate share of all G.S.T., municipal taxes, property taxes, rates, including local improvement rates, duties and assessments, now or any time during the term hereof rate, charged, levied or assessed upon, or in respect of the common outside areas (as herein in this sub-paragraph defined) and including but without limiting the generality of the foregoing a proportionate share of all business taxes, if any, from time to time payable by the Lessor in respect of the said common outside areas and facilities, or any part thereof. Such proportionate share of the aforesaid taxes and/or rates, or any of them, respecting the said common outside areas and facilities shall be that portion thereof as the total floor area of the demised premises shall bear to the floor area of all of the industrial building in which the herein demised premises form a part. The said common outside areas and facilities shall for the purposes of this paragraph mean all of the lands and shall pay to the Lessor as additional rent one-twelfth (1/12) of all the annual taxes aforesaid as reasonably estimated by the Lessor during each month of the term and the Lessor shall apply such to the current tax bill when the same is rendered and an accounting given and any excess held by the Lessor shall be applied to the taxes for the ensuing year, and any deficiency shall be forthwith paid by the Lessee to the Lessor.

(d)    In each and every year during the term hereof; to pay, satisfy and discharge directly all charges in connection with water, electric current, gas rental charges for the gas or electrically operated hot water heater and other public or private utilities and services extraordinarily as well as ordinary supplied at any time to the demised premises.

(e)    To indemnify and keep indemnified the Lessor in respect of all losses, costs, charges, penalties and expenses occasioned by or arising from non-payment of any and every tax, rate, assessment, charge, expense or fee, including any business or similar tax assessed against the Lessee or any sub-tenant or licensee or other persons occupying or using the demised premises, or any part thereof, and provided that the same shall not be a charge on the demised premises or upon the said common ways and facilities, or in any way the ultimate responsibility of the Lessor, and provided that the same shall not be of a kind personal to the Lessor, such as taxes on the income of the Lessor corporation tax of the Lessor, etc., and provided, and it is hereby agreed, that when and so often as the Lessee neglects or omits to pay any of the charges contemplated by this clause, then the Lessor may pay them and may thereupon charge them to the Lessee as additional rent, and thereafter the Lessor shall have the same remedies and may take the same steps for the recovery thereof as the Lessor might take for the recovery of rent in arrears under the terms of the Lease.

(f)    At its own expense, to promptly carry out all maintenance and painting for the demised premises and of all machinery and equipment situate therein and thereof (both inside and outside), and whether with or without written notice from the Lessor and to repair the demised premises and/or any part thereof, reasonable wear and tear, damage by fire, lightning, tempest, flood, explosion, acts of God or the Queen's enemies, riot, only excepted; and that in the event of the default of the Lessee under the provisions of this sub-paragraph, the Lessor may itself comply with any such requirements as aforesaid and the Lessee shall forthwith upon demand pay all costs and expenses incurred by the Lessor in this regard and the Lessee hereby agrees that all of such costs and expenses shall be recoverable by the Lessor as if the same were rent in arrears under this Lease. PROVIDED that the Lessee shall forthwith notify the Lessor of any structural defects or weaknesses in or about the demised premises of which it has or receives notice. PROVIDED FURTHER that it shall be lawful for the Lessor and its agents at all reasonable times during the said term, to enter the demised premises to inspect the condition thereof.

(g)    Provided that the demised premises so comply and confirm at the commencement of the term hereof, and save for structural repairs, to promptly comply with and conform to the requirements of all applicable statutes, laws, by-laws, regulations ordinances and orders from time to time or at any time in force during the term hereof and affecting the condition, equipment maintenance, use or occupation of the demised premises and with every applicable regulation, order and requirements of the Canadian Fire Underwriters or fire insurance company by which the Lessor and Lessee or either of them may be insured at any time during the term hereof, and that, in the event of the default of the Lessee under the provisions of the sub-paragraph, the Lessor may itself comply with any such requirements as aforesaid and the Lessee will forthwith apply all costs and expenses shall be recoverable by the Lessor as if the same were rent reserved and in arrears under this Lease.

(h)    In the event of any substantial damage to the demised premises by any cause, to give notice in writing to the Lessor of such damage forthwith upon the same becoming known to the Lessee.

(i)    To permit the Lessor at all reasonable times to enter upon and view the state of repair of the demised premises and to comply with all reasonable requirements of the Lessor herein in writing with regard to the care, maintenance and repair thereof; reasonable wear and tear, damage by fire, lightning, tempest, flood, explosion, acts of God or the Queen's enemies, riot, civil commotion, insurrection, structural defects only excepted.

(j)    That upon the expiration of the term hereby granted the Lessee will quit and deliver up the demised premises to the Lessor and that it will leave the demised premises in good repair, reasonable wear and tear, damage by fire, lightning, flood, explosion, acts of God and the Queen's enemies, riot, civil commotion, insurrection, structural defects only excepted.

(k)    That it will not carry on or permit to be carried on in the demised premises or thereon any business or activity which shall be deemed upon reasonable grounds to be a nuisance and the demised premises shall be used only for offices, storage, distribution and installation for automotive trim shop.

(l)    During the term hereby created any stranger or strangers, who are prospective purchasers or Lessees may inspect the demised premises or any part thereof at a reasonable time, upon reasonable notice to the tenant, on producing an order to that effect signed by the Lessor, provided that such inspection shall not impinge on the classified nature of the business of the Lessee, if any, and provided that the Lessee may elect to cause its employees or agents to be present at the time of such inspections.

(m)    To assume the sole responsibility for the condition. operation, maintenance and management of the demised premises, save with respect to the obligations of the Lessor hereunder, or its employees, servants, agents, contractors or subcontractors, and to heat the same with the heating equipment supplied by the Lessor, and the Lessor warrants that the heating equipment supplied by the Lessor will be in first class working order at the commencement of the term hereof and will be adequate to reasonably heat the premises, and the Lessor shall be under no liability for damage to the property of the Lessee or of any sub-lessee or any person on the demised premises, which is or may at any time be on the demised premises on any account or for any reason whatsoever.

(n)    ASSIGNMENT BY TENANT

Notwithstanding the provisions of Section 23 of the Landlord and Tenant Act, R.C. 1980, Chapter 232 or any amendments thereto, or similar enactments in force now or in the future, the Lessee shall not assign this lease or sub-let or part with possession of all or any part of the herein demised premises or permit any licensee or concessionaire to conduct business on the herein demised premises or a portion thereof without the prior written consent of the Lessor, which consent may not be unreasonably withheld; provided that if the Tenant is a corporation, the transfer of the majority of the stock of the corporation or the transfer or issuance of any of the stock of the corporation sufficient to transfer control of the corporation to others than the immediate families of the then present shareholders shall be deemed substantial violation of the foregoing clause respecting assignment or sublease unless the prior written consent of the Landlord is first obtained.

If the tenant shall assign this Lease, the Landlord may collect rent and any other sums from the assignee, and apply the net amount collected to the rent and other amounts payable hereunder but no such assignment shall be deemed a waiver of this covenant or the acceptance of the assignee. All requests to the landlord for consent to assigning this Lease or subletting or parting with the possession of all or part of the herein demised premises shall be made to the Landlord in writing together with such information in writing as a Landlord might reasonably require respecting a proposed assignee, including without limitation, the name address, nature of business experience and responsibility and financial responsibility, standing and background of such proposed assignee and, in the event that such proposed assignee is a corporation, similar information respecting the principal shareholders of such corporation.

Any assignee, sub-tenant, licensee or concessionaire approved by the Landlord shall be bound by all the terms, conditions, covenants, provisos, and agreements of this Lease and shall, at the request of the Landlord, execute a covenant to such effect.

The Landlord shall have the right to require the execution of such covenant as a prior condition before the granting of consent to assignment or parting with possession of all or part of the herein demised premises.

In the event of an assignment consented to by the Landlord, the Tenant shall nonetheless remain responsible to the Landlord for the fulfillment of all obligations created by this Lease.

(o)    That it will not place anything on the roof; whether signs or otherwise or in any openings in the roof for stacks or other purposes whatsoever without the written consent of the Lessor.

(p)    That it will during the whole of the term hereby granted on demand pay, as and when the same become due and payable, its proportionate share of all premiums accruing due with respect to fire insurance policies, boiler insurance policies, if any, and liability insurance policies effected by the Lessor on the building or buildings on the demised premises, and the demised premises shall be insured and kept insured with a member of the Canadian Underwriters Association against all loss by fire or other hazards covered by the normal supplemental insurance contract from time to time in use during the term hereof, including but without limiting the generality of the foregoing, the hazards of lightning, explosions, windstorm, cyclone, tornado, hail, riot, strikes, lockouts, workmen or persons taking part in labour disputes, civil commotions, malicious damage, aircraft, smoke and vehicle to the extent that the insurance against such risks and perils may be obtained in an amount equal to NINETY PER CENTUM (90%) of the full replacement value thereof; save for the value of the foundations and excavations, and provided that the amount of such insurance shall not under any circumstances be less than the amount required by any institution then holding a mortgage on the real property subject to this lease, and in addition the demised premises shall be insured and be kept insured at the expense of the Lessee during the term under the provisions of any mortgages or charges of the demised premises held by any mortgages thereof to the extent that the insurance against such risks or perils of any of them may be obtained. PROVIDED FURTHER that loss, if any, under such contracts of insurance shall be payable to the Lessor subject, if applicable, to the interest of the holder or holders of any mortgage that may appear. AND FURTHER PROVIDED that should the Lessee default in the payment of any such premiums as herein provided, then the Lessor may pay the same forthwith and thereafter shall take the same steps for the recovery thereof as it might take for recovery of rent in arrears under the terms of this Lease. The Lessee's liability is specifically limited to its proportionate share of the insurance premiums on the Lessor's premises.

(q)(i)    To pay to the Lessor, by monthly installments to be fixed from time to time by the Lessor, as additional rent, a proportionate share of the cost of cleaning, snow removing, supervising, policing, insurance and the cost of maintenance, including such repairs and replacements of paving, curbs, walkways, landscaping and drainage as may from time to time be necessary, and other which may reasonably be incurred with respect to the common areas and facilities.

(ii)    The manner in which the said common outside areas and facilities shall be maintained and the expenditures therefor shall be at the sole discretion of the Lessor. Each twelve-month period ending December 31st shall be deemed to be an accounting year for adjusting the said costs respecting the said common outside areas and facilities and within thirty (30) days after the end of each such accounting year the Lessor shall compute the said costs for such proportionate share in reasonable detail indicate the basis for determining the costs and the said proportionate share thereof to be borne by the Lessee. To the extent that the Lessee's proportionate share of such costs for such accounting year shall be greater or less than the total amount actually paid by the Lessee by said monthly payments in respect of such year the difference shall be paid by the Lessee to the Lessor or by the Lessor to the Lessee, as the case may be, within ten (10) days after the receipt of such statement by the Lessee. The said accounting period may be modified at the commencement or termination of this Lease, or by agreement

(iii)    The said proportionate share of the said costs in respect of such common outside areas and facilities shall be that portion thereof as the total floor area of the demised premises shall bear to the floor area of all demisable premises (including the premises hereby demised) in the building as shown on the plan more particularly referred to in Schedule "A" hereto.

(r)    Not to use any outside garbage or other containers or allow any ashes, refuse, garbage, or other loose or objectionable material to accumulate in or about the said demised premises and will at all times keep the said premises in a clean and wholesome condition and shall immediately before the termination of the term hereby granted, or the renewal period, if any, as the case may be, wash the floors, windows, doors and woodwork of the premises hereby demised, and further that it will not store or cause to be stored outside of the demised premises any of its inventory of stock-in-trade or raw materials.

(s)    That all loading and unloading of merchandise, supplies, materials, garbage, refuse and other chattels shall be made only through or by means of such doorways or corridors as the Lessor shall designate in writing inside the premises and shall be removed only at such time or times as the Lessor shall from time to time advise the Lessee.

(t)    To keep well painted at all times the interior and exterior of the demised premises in accordance with the reasonable requests of the Lessor, PROVIDED that except as it otherwise herein provided for making of repairs and general maintenance of the premises, the Lessor shall not require the Lessee to repaint the outside of the premises more often than once every five years of the term of this Lease, or any renewal thereof, and with respect to the inside of the premises more often than once every ten (10) years of the term of this Lease, or any renewal thereof.

(u)(i)    The rent herein shall be a net rental or carefree to the Lessor, and in addition to the rent, the Lessee shall pay: real estate taxes, G.S.T. and local improvement charges, and if any, utility charges, water and telephone charges, also its proportionate share of: outside maintenance of the common areas including driveways, trucking and parking areas, lawn and shrubbery maintenance, snow removal and management, fire insurance premiums for the building.

(ii)    Neither the Tenant nor its officers, directors, agents, servants, licensees, concessionaires, assignees or subtenants shall bring on to the herein demised premises, nor do, nor omit, nor permit to be omitted upon or about the herein demised premises anything which shall cause the rate of insurance upon or related to the herein demised premises or the industrial building or any part thereof or its contents to be increased and if the said rate of insurance shall be increased by reason of the use made of the herein demised premises or by reason of any thing done or omitted or permitted to be done or omitted by the Tenant or its officers, directors, agents, servants, licensees, concessionaires, assignees, or sub-tenants or by any one or anything suffered or permitted by the Tenant to be upon the herein demised premises, the Tenant shall pay to the Landlord forthwith upon demand the amount of such increase whether it is an increase in insurance rates payable by the Landlord or by any other tenant or occupant of the industrial building or any part thereof.

(iii)    If any policy of insurance upon the industrial building or any part thereof or the contents shall be cancelled or refused to be renewed or granted by an insurer by reason of the use or occupation of the herein demised premises or any part thereof by the Tenant, or by any of its officers, directors, agents, servants, licensees, concessionaires, assignees, sub-tenants or by anyone permitted by the Tenant to be upon the herein demised premises, the Tenant shall forthwith upon demand remedy or rectify such use or occupation and if the Tenant shall fail to do so forthwith the Landlord may at its option terminate this Lease by leaving upon the herein demised premises notice in writing of such termination and the Tenant shall immediately deliver upon possession of the herein demised premises to the Landlord. The Landlord may re-enter and take possession of the herein demised premises and the Tenant shall thereupon pay all rent and any other payment for which the Tenant is liable under this lease, apportioned to the date of such termination, together with all losses, damages, costs of any kind arising out of the Tenant's breach of this provision and/or the termination of the Lease under this sub-clause (u)(iii).

(iv)    The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the herein demised premises or the fixtures and equipment thereof; not permit or suffer any overloading of the floors thereof and shall not use or permit to be used any part of the herein demised premises for any dangerous, noxious or offensive smells or odours and shall not do anything or permit anything to be done upon or about the herein demised premises nor anything to be brought thereon which the Landlord may reasonably deem to be a nuisance or which shall conflict with the requirements or regulations of the Fire Department or the Landlord's insurers, or conflict with any of the rules and ordinances or any statutes, orders-in-council, regulations, by-laws or orders of any municipal, provincial, dominion or other governmental authority; and the Tenant shall take every reasonable precaution to protect the demised premises and the industrial building from danger of fire, water damage or the elements, and the Tenant shall not allow any ashes, refuse, garbage or loose, objectionable material to accumulate in, on or about the herein demised premises of the industrial building and will at all times keep them in a clean and wholesome condition; the Tenant shall keep perishable refuse in a properly refrigerated area provided by the Tenant until such refuse is removed from the industrial building; all refuse shall be removed by contractors approved by the Landlord, such approval not to be unreasonably withheld.

(v)    The Tenant shall not install or use any electrical or other equipment or electrical arrangement which may overload the electrical or other service facilities unless he does so with the express written consent of the Landlord and at his own expense makes whatever changes are necessary to comply with the reasonable and lawful requirements of the Landlord's insurance underwriters and governmental authorities having jurisdiction and in any event the Tenant shall make no changes until he first submits plans and specifications for the same to the Landlord and obtains the Landlord's written approval for such plans and specifications which will not be unreasonably withheld.

(w)    To pay management fees, salaries and other remuneration including contributions to the usual fringe benefits, unemployment insurance and pension plans for the benefit of management and other persons employed to provide maintenance and operating services provided that no more than once in each lease year, the Tenant upon reasonable notice to the Landlord shall have the privilege of auditing the charges levied by the Landlord pursuant to this paragraph. Provided further that such audit will be done during normal business hours and at the expense of the Tenants. The fees chargeable pursuant to this sub-paragraph shall becalculated at three and one-half (3 1/2%) per cent of the net annual rental.

(x)    All sums, for rent or otherwise, payable to the Lessor shall bear interest at the rate of 24% per annum from their respective due dates until the actual dates of payment.

(y)    The Lessee covenants and agrees that the Lessor may, at its option, apply all sums received from the Lessee to any rent or other amounts payable hereunder in such order as the Lessor sees fit.

5.    PROVIDED THAT this Lease and every thing herein contained shall be deemed to be subordinate to any mortgage or charge from time to time created by the Lessor with respect to the demised premises by way of first mortgage and the Lessee HEREBY COVENANTS AND AGREES that will promptly at any time and from time to time, as required by the Lessor during the term hereof, execute all documents and give all further assurances to this proviso as may reasonably required to effectuate the postponement of its rights and privileges hereunder to the holder or holders of any such mortgage or charge, PROVIDED that such mortgage shall permit the Lessee to continue in quiet possession of the demised premises in accordance with the terms and conditions hereof as if such mortgagee from time to time were the Lessor herein, and PROVIDED FURTHER that if the Lessor shall default in making any payment due under any such first mortgage, the Lessee may, at its option, make any such payment directly to the mortgagee, and any such payment shall be deemed to have been received by the Lessor as rental hereunder.

6.    PROVIDED THAT the Lessee may remove its fixtures.

7.    PROVIDED THAT if during the term hereby created any of the goods and chattels of the Lessee shall be at any time seized or taken in execution or in attachment by an creditor of the Lessee, or if a writ of execution shall be issued against the goods or chattels of the Lessee, or if the Lessee shall execute any chattel mortgage or bill of sale of any of its goods or chattels other than in the ordinary course of its business, or other than in conjunction with an assignment of this Lease, or a subletting of the demised premises consented to pursuant to the provisions of sub-paragraph (n) of paragraph 4 hereof, or if the Lessee shall make any assignment for the benefit of creditors or commit any other act of bankruptcy as defined in The Bankruptcy Act of Canada or any amendment thereto, or becoming bankrupt or insolvent shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors, or shall attempt to abandon the demised premises or to sell or dispose of its goods or chattels so that there would not in the event of such sale of disposal be in the opinion of the Lessor a sufficient distress on the premises for the then accruing rent and monies accrued hereunder as rent, then the current month's rent together with the rent for the three months next ensuing and taxes for the then current year, including the local improvement rates and the Lessee's proportionate share of costs for maintaining the common areas and facilities (such as taxes, rates and costs, if any, to be reckoned on the rate for the next preceding year in case the taxes, rates or costs, if any shall not have been fixed for the then current year), shall immediately become due and payable and the said term shall at the option of the Lessor forthwith become forfeited and determined, in which event the Lessor may reenter and take possession of the demised premises as though the Lessee or any occupant or occupants of the demised premises was or were holding over after the expiration of the term without any right whatsoever, PROVIDED and it is hereby agreed that any obligation for payment to which the Lessee is liable under the terms of this Lease and including, but without limiting the generality of the foregoing, a proportionate share of the cost of maintaining the common areas and facilities, insurance premiums, property taxes, business taxes, rates and other charges as herein provided shall be treated as rent payable by the Lessee to the Lessor, and for all purposes of this paragraph if such charges shall then be in arrears, the same shall be deemed to be rent under the terms of this lease and the same may be recovered by the Lessor in the same manner as rent as is in this paragraph.

8.    PROVIDED THAT in case of removal by the Lessee of its goods and chattels from the premises, the Lessor may follow the same for thirty (30) days, in the same manner as is provided for in the Landlord and Tenant Act. Notwithstanding anything contained in the Landlord and Tenant Act, or any other statute or any other subsequent legislation, none of the goods or chattels of the Lessee at any time during the continuance of the term hereby granted on the demised premises shall be exempt from levy by distress for rent in arrears. Upon any claim being made for any exemption by the Lessee on a distress made by the Lessor this covenant may be pleased as an estoppel against the Lessee in any action brought to test the right to the levying upon any such goods. The Lessee waives any exemption from distress which might have accrued to the Lessee under the provisions of the Landlord and Tenant Act.

9.    PROVISO for re-entry by the Lessor on non-payment of rent or non-performance of covenants. In the event that the Lessee shall be in default of any of his covenants hereunder, excluding the covenant of the Lessee to pay rent or additional rent, the Lessor shall give to the Lessee notice in writing stating the said default with reasonably sufficient particulars, and requiring that the said default be remedied and that if such default is not remedied by the Lessee within thirty (30) days after the receipt of such notice, or such longer period as may be reasonably necessary in view of the nature of the default, the Lessor may at its option either enter into and upon the demised premises or any part thereof in the name of the whole and have again, repossess, and enjoy the same as of its former estate and the said Lease shall thereupon terminate, or itself take steps and to do or cause to be done such things as may be necessary to remedy and correct such defaults.

10.    PROVIDED THAT should the Lessee remain in possession of the demised premises after the termination of the original term hereby created, or any renewal thereof, without other special agreement, it shall be as a monthly tenant at rental of ONE THOUSAND, NINE HUNDRED AND EIGHTY DOLLARS AND SEVENTY-FIVE CENTS ($1,980.75) per month, payable on the 1st day of each and every month, and subject in all respects to the terms of this Lease.

11.    THE LESSOR COVENANTS WITH THE LESSEE:

(a)    For Quiet Enjoyment

(b)    The Lessee shall have the right from time to time to make alterations and changes in the interior of the demised premises as it may find necessary for its purposes and at its own expense, including, but without limiting the generality of the foregoing, the erection of partitions and installation of lighting fixtures, and provided that such alterations do not cause irreparable damage to the demised premises, and provided that the same shall be done and made in a good and workmanlike manner. The plans for such alterations or changes shall be delivered to the Lessor and the consent of the Lessor, in writing, shall be obtained, such consent not to be unreasonably or arbitrarily withheld.

(c)    The Lessee shall have the right at its own expense to attach, paint or display such signs, signboards, posters, flags, or other advertisements or decorations in or about the demised premises, PROVIDED that first it shall have obtained the consent, in writing, of the Lessor thereto, such consent not to be unreasonably or arbitrarily withheld, AND PROVIDED that the same shall be removed by the Lessee at the expiration of the term hereof and it shall thereupon restore the demised premises to their former condition. The Lessor reserves the right to regulate all signs, signboards, posters, flags, advertisements or other decorations in its sole and entire discretion in order to maintain a uniformity in the area and to protect the aesthetics thereof for the benefit of its own interest and those of the Lessee and other interested persons, and that the aforesaid covenant by the Lessor, not to unreasonably or arbitrarily withhold its consent shall be construed accordingly.

(d)    That the demised premises shall be built and constructed in compliance with all municipal requirements as to zoning and building restrictions, and in a good and workmanlike manner.

(e)    That upon receipt of notice from the Lessee it will promptly make such structural repairs to the demised premises as may reasonably be necessary from time to time.

(f)    That it will repair and maintain the common outside areas as hereinbefore described.

12.    PROVIDED that if during the term of this Lease:

(a)    The demised premises are totally destroyed or partially destroyed so as to render the demised premises wholly unfit for occupancy or if they shall be so badly injured that they cannot be repaired with reasonable diligence within sixty (60) days of the happening of such injury the Lessor or Lessee at its option may terminate this Lease as and from the date of such damage or destruction, in which event the Lessee shall immediately surrender the premises and all interest therein to the Lessor and the Lessee shall pay rent only to the time of such surrender, and in the event of termination as aforesaid the Lessor may re-enter or re-possess the demised premises discharged of this Lease and may remove all parties therefrom;

(b)    The demised premises are partially or totally destroyed and can be repaired or replaced with reasonable diligence within sixty (60) days of the happening of such injury, and if the damage is such as to render the demised premises wholly unfit for occupancy, the rent shall not run or accrue after the said injury or while the process of repair is going on, and the Lessor shall repair the same with all reasonable speed and the rent shall recommence immediately after such repair shall be completed.

(c)    The demised premises are partially destroyed and can be repaired with reasonable diligence within sixty (60) days from the happening of such injury, and if the damage is such that the demised premises can be partially used until such damage shall have been repaired, the Lessor shall repair the same with all reasonable speed and the rent shall abate in the proportion that the part of the demised premises rendered unfit for occupancy bears to the whole of the demised premises until such repairs shall be substantially completed.

13.    PROVIDED that any condoning excusing or overlooking by the Lessor or the Lessee of any default, breach or nonperformance by the Lessee or the Lessor, respectively, as the case may be, at any time with respect to any covenants provisos or conditions herein contained shall not operate as a waiver of the Lessor's or the Lessee's rights respectively hereunder, in respect of any subsequent default, breach or non-observance so as to defeat or in any way affect the rights of the Lessor, or subsequent default, breach or non-observance, and all rights and remedies herein contained of the Lessor or Lessee, as the case may be, or any rights or remedies available to the Lessor, or the Lessee, as the case may be, by law, shall be deemed to be cumulative and not alternative.

14.    THE LESSEE COVENANTS AND AGREES WITH THE LESSOR that subject as hereinbefore provided, in the event of the Lessee making default in payment of any sum required to be paid by it under the provisions of this Lease, the Lessor shall have the right to pay any sums so in default and such sums shall be recoverable by the Lessor in the same manner as if such sums were rent in arrears under this Lease and the Lessor shall be entitled to take any action for the recovery thereof which it may be entitled to take with respect to rent in arrears under this Lease.

15.    THE LESSEE ACKNOWLEDGES AND AGREES that the Lessor shall have a right to promulgate rules and regulations which shall apply equally to all tenants to regulate the use of the common areas and facilities about the demised premises and to regulate parking thereon and the Lessee shall upon written notice from the Lessor within five (5) days furnish the Lessor with the current provincial license number of any vehicles owned or used by employees or persons connected with the Lessee. The Lessee agrees that for its benefit and welfare and for the benefit and welfare of other lessees occupying other premises and using the aforesaid common areas and facilities, such rules and regulations shall form part of this Lease and shall be binding upon the Lessee.

16.    THE LESSEE COVENANTS AND AGREES WITH THE LESSOR to indemnify and save harmless the Lessor from any and all liability, costs, claims, demands, or actions for damages, injury or loss suffered or sustained by any person or persons in or about the demised premises or any part thereof, unless caused by the Lessor's negligence or breach of covenant, and for damage or injury to the property of any person or persons occasioned by the Lessee, its customers, employees, servants or agents, or by their neglect, default, or misconduct or as occasioned by reason of any cause or matter whatsoever unless caused by the Lessor's negligence or breach of contract, and during the whole of the term hereby demised to insure and keep insured the parties hereto with respect thereto by maintaining proper policies of public liability and property damage insurance with a member of the Canadian Underwriters Association in such amounts as the Lessor may by notice in writing reasonably required, but not exceeding in the amount of ONE MILLION DOLLARS ($1,000,000.00) for public liability, and by maintaining proper insurance with a member of the Canadian Underwriters Association with respect to damage or loss occasioned by the maintenance or operation of any steam or hot water boiler, or high compression equipment, in the demised premises, in an amount reasonable and satisfactory to the Lessor.

18.    The Leasehold improvements installed by the Lessee shall become the property of the Lessor at the time of termination of this lease.

19.    The herein demised premises shall be described as Unit #11.

20.    In order to induce the Landlord to enter into the Lease dated the 11th day of April, 1995, and made between Landlord and Automotive Sunroof Company as Tenant, and Ayaz Somani as Guarantor, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Guarantor hereby covenants with and in favour of the Landlord that:

(i)    The Guarantor hereby agrees with the landlord that up until May 30, 1997, during the term of the Lease shall duly perform and observe each and every covenant, obligation and agreement in the Lease on the part of the Tenant to be performed and observed, including the payment of rent and all other payments agreed to be paid or payable under the Lease on the days and at the times and in the manner therein specified, and that if for any reason including the insolvency or bankruptcy of the Tenant, the Tenant shall fail to pay the rent or other sums provided to be paid by the Tenant under the Lease as and when they are provided to be due and payable or makes default in the performance or observance of any of the covenants, obligations or agreements which under the terms of the Lease are to be performed or observed by the Tenant, the Guarantor shall forthwith pay to the Landlord on demand such rent and other sums in respect of which arise in consequence of the non-observance or non-performance of any of the said covenants, obligations or agreements.

(ii)    The Guarantor is jointly and severally bound with the Tenant for the Fulfillment of all covenants, obligations and agreements of the Tenant under the Lease up to and including May 31, 1997, at which time the guaranty shall terminate and be of no force or effect. In the enforcement of its rights hereunder, the Landlord may proceed against the Guarantor as if the Guarantor were named as a Tenant under the Lease.

(iii)    No neglect or forbearance of the Landlord endeavouring to obtain payment of the rent reserved in the Lease or other payments required to be made under the provisions of the Lease as and when they become due, no delay of the Landlord in taking any steps to enforce performance or observance of the several covenants, obligations or agreements contained in the Lease to be performed, or observance by the Tenant, no extension or extensions of time which may be given by the Landlord from time to time to the Tenant and no other act or failure to act of or by the Landlord shall release, discharge or in any way reduce the obligations of the Guarantor under its covenants herein contained, provided that the Landlord shall advise the Guarantor in writing as soon as possible of any non-observance or non-performance by the Tenant of any of the covenants, obligations or agreements in the Lease in order to provide the Guarantor with an opportunity to limit her liability and otherwise protect her interests.

21.    The Lessor shall at its own expense, complete prior to May 15, 1995, the following:

(a)    warehouse in vacant broomswept condition;

(b)    ensure shipping and man doors are in good working order and weather stripped;

(c)    ensure warehouse lights in good working order with one complete band of double lights adding four additional fixtures per bay (a total of eight);

(d)    to ensure warehouse is adequately heated; re-install second warehouse heater;

(e)    washrooms to be painted, cleaned and in good working order - two 2-piece washrooms; complete with mirrors, working fans, cap existing drain above floor;

(f)    install new carpet, colour to be chosen by the Lessee from the Lessor's standard samples;

(g)    paint office area, colour to be chosen by the Lessee from the Lessor's standard samples;

(h)    100 ampere - 3 phase - 3 wire complete with set down transformer and panenl, ensure electrical in good working order;

(i)    alter office area as per diagram, see Schedule "C";

(j)    install sound-proof insulation within demising wall between office and warehouse and sound-proof insulation above T-bar ceiling;

(k)    supply floor drain in Unit 11, rear warehouse, location as mutually agreed upon.

22.    It is agreed to by both parties that the Lessee shall, at its own expense, construct a storage area in the warehouse as per Schedule "D". If required, the Lessee shall remove said structure at the end of its lease term. Said structure shall be the Lessee's sole responsibility and shall conform with all current codes and by-laws as required by the City of Scarborough or the Fire Department. The Lessee shall remove this structure immediately upon notice.

        IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective corporate seals under the hands of their duty attended respective signing offices duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED	)	AUTOMOTIVE SUNROOF COMPANY
in the presence of	)
)
	)	Per: /s/ Ayaz Somani
	)	TENANT
)
	)	/s/ Ayaz Somani
	)	AYAZ SOMANI, GUARANTOR
)
	)	SCARBOROUGH FINANCIAL SERVICES LIMITED
)
)
	)	Per: /s/ Lloyd Cherniack
LANDLORD

SCHEDULE "C"

RULES AND REGULATIONS

1.    The sidewalks, entrances, elevators, stairways, corridors and fire escapes of the building shall not be obstructed by the Lessee or used by him for any purpose other than for ingress and egress to and from the demised premises. The Lessee shall not place or allow to be placed in the hallways, corridors any waste paper, dust, garbage, refuse or anything else whatsoever that would obstruct them or tend to make them appear unclean or untidy. Nothing shall be thrown by the Lessee or his employees out of the windows or doors or down the passages or sky lights of the building.

2.    The Lessee shall not erect or affix any counter or other fixture in or upon the demised premises without the written consent of the Lessor, provided, however, that any new counter or other fixture and any change in location or style or any existing counter or other fixture shall be in keeping with the general appearance of the building and of the demised premises.

3.    Business machines, filing cabinets, heavy merchandise or other articles liable to overload, injure or destroy any part of the building shall not be taken into it without the written consent of the Lessor, and the Lessor shall in any case retain the right to prescribe the weight and proper position of all such articles and the times and routes for moving them into or out of the building; the cost of repairing any damage done to the building by the moving or keeping of any such articles on the demised premises shall be paid by the Lessee.

4.    The Lessee shall not nail, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the demised premises and the building except with the prior written consent of the Lessor and as it may direct.

5.    All work in connection with additions or changes requested by the Lessee to the lighting fixtures, air conditioning apparatus or other- mechanical electrical apparatus of the building shall, if the Lessor so elects, be performed for the Lessee by the Lessor and, if the Lessor does not so elect, shall not be performed except with the prior written consent of the Lessor and in any event the cost of such work shall be paid by the Lessee.

6.    All connections to the underfloor duct electrical system required by the Lessee will be applied and installed by the Lessor at the Lessee's expense.

7.    The Lessee and his employees shall not in any way interfere or annoy other occupants of the building or those having business with them.

8.    The Lessee shall not place any additional lock upon any door of the building without the written consent of the Lessor.

9.    The Lessee shall give the Lessor prompt written notice of any accident or any defect in the plumbing, heating air conditioning, mechanical or electrical apparatus or any other part of the building.

10.    No bicycles or other vehicles and no dog or other animal or bird shall be brought into or kept in the building.

11.    The Lessee shall not install or permit the installation of any machine dispensing or permit the sale of any food or beverage from the demised premises without the approval of the Lessor or in contravention of any regulations fixed or to be fixed by the Lessor.

12.    The Lessee will not make or permit any improper noise in the building and will not place any radio or television antenna. on the roof or on any part of the inside or outside of the building other than the inside of the demised premises; and will not operate or permit to be operated any musical or sound producing instrument or device inside or outside the demised premises which may be heard outside the demised premises; and will not operate any electrical device from which electrical waves may interfere or impair radio or television broadcasting or reception from or in the building or elsewhere.

13.    No one shall use the demised premises for sleeping quarters.

14.    The Lessee shall not permit any cooking in the demised premises without the written consent of the Lessor.

15.    Any hand trucks or similar equipment used in the building shall be equipped with rubber tires, side guards and such other safeguards as the Lessor shall reasonably require.

RENEWAL

THIS LEASE made the 12th day of January, 2000.

BETWEEN

SCARBOROUGH FINANCIAL SERVICES LIMITED
Hereinafter called the "Landlord"
- and -
AUTOMOTIVE SUNROOF COMPANY
Hereinafter called the "Tenant"

        WHEREAS by a Lease dated the 11th day of April, 1995, (hereinafter called the "Original Lease"), a copy of which is attached hereto as Schedule" A ", made between the Landlord and the Tenant, The Landlord leased to the Tenant the premises known as Unit #11,595 Middlefield Road, Scarborough, containing a total of 6255 square feet, and more particularly described in the Schedule(s) to the Original Lease for a term of five (5) years at the rental provided for therein and subject to the terms and conditions set forth therein;

        AND WHEREAS the Tenant has requested that the Landlord grant to him a Renewal Lease for the premises being Unit #11,595 Middlefield Road for a term of three (3) years from June 15,2000, until June 14,2003, on the terms hereinafter set forth and the Landlord has agreed to do so:

1.    WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved on the part of the Tenant, the Landlord hereby demises and leases to the Tenant the premises leased pursuant to the Original Lease subject to and with the benefit of the Tenant's and the Landlord's covenants and the provisos and conditions contained in the Original Lease; except as otherwise provided herein.

        YIELDING AND PAYING June 15,2000 to the 14th day of June, 2003 unto the Landlord, without any deduction, set-off or abatement whatsoever, in lawful money of Canada, the sum of THlRTY- TWO THOUSAND, EIGHT HUNDRED AND THIRTY -EIGHT DOLLARS AND SEVENTY -FIVE CENTS ($32,83S.75) per annum, payable at par at Stouffville in equal monthly installments of TWO THOUSAND, SEVEN HUNDRED AND THIRTY -SIX DOLLARS AND FIFTY -SIX CENTS ($2,736.56) net, the first payment to made on the 15th day of June, 2000.

        The LANDLORD and TENANT hereby mutually covenant that they will perform and observe the several covenants, provisos and stipulations in the Original Lease as fully as if such covenants, provisos and stipulations had been repeated herein in full with such modifications only as are provided to make them applicable to this Renewal Lease, provided that if the term of years created by the Original Lease shall be determined by the Landlord pursuant to any right vested in the landlord by reason of the Original Lease, this Renewal Lease shall not commence and the right of the Tenant hereunder shall become void.

[GRAPHIC OMITTED]

LESSOR'S WORK:

The Lessor, at its expense shall do the following:

1. Place the carpet in the Office area, colour to be chosen by the Lessee from the Lessor's standard samples;

2. Replace damaged/missing ceiling tiles and damaged plastic fluorescent light lens covers;

3. Remove office wall and doorway as per attached diagram, patch and repair wall as required at tenant's expense;

4. Paint all office walls and washroom walls, colour to be chosen by Lessee from the Lessor's standard samples;

5. Repair office incremental heating/air-conditioning units as required.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals.

SIGNED, SEALED AND DELIVERED

in the presence of:

)	AUTOMOTIVE SUNROOF COMPANY
)
)
)	Per: /s/ Ayaz Somani
)	TENANT
)
)
)
)	SCARBOROUGH FINANCIAL SERVICES LIMITED
)
)	Per: /s/ Lloyd Cherniack
)	LANDLORD